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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF BIOSEPRA INC.


Name of Subsidiary                        Jurisdiction of Organization
------------------                        ----------------------------
BioSepra S.A.                                       France
BioSepra BioMedical Inc.                            Delaware